UNITED FIRE & CASUALTY COMPANY AND SUBSIDIARIES


PART II - OTHER INFORMATION

Exhibit 11.  Computation of Net Income Per Common Share


- ----------------------------------------------------------------------------------------------------
                                                                   (Dollars in Thousands Except Per
                                                                               Share Data)
- ----------------------------------------------------------------------------------------------------
                                                 Weighted Average
                                                 Number of Shares           Net    Earnings Per
                                                      Outstanding        Income    Common Share
- ----------------------------------------------------------------------------------------------------
Three-Month Periods Ended June 30,
   1996......................................        10,794,675        $  5,161         $   .48
   1995......................................        10,829,706           7,243             .67
Six-Month Periods Ended June 30,
   1996......................................        10,812,061          13,916            1.29
   1995......................................        10,829,706          13,491            1.25




Computation of weighted average number of common and common equivalent shares:

- ----------------------------------------------------------------------------------------
Three-Month Periods Ended June 30,                               1996            1995
- ----------------------------------------------------------------------------------------
Common shares outstanding beginning of the period........  10,829,399       10,829,706
Weighted average of the common shares purchased and
   retired...............................................     (34,724)              --
- ----------------------------------------------------------------------------------------
Weighted average number of common shares.................  10,794,675       10,829,706
- ----------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------
Six-Month Periods Ended June 30,                                 1996            1995
- ----------------------------------------------------------------------------------------
Common shares outstanding beginning of the period........  10,829,461       10,829,706
Weighted average of the common shares purchased and
   retired...............................................     (17,400)              --
- ----------------------------------------------------------------------------------------
Weighted average number of common shares.................  10,812,061       10,829,706
- ----------------------------------------------------------------------------------------








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